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                         CERTIFICATE OF RESOLUTIONS



            I, Elliot S. Kaplan, the Secretary of Best Buy Co., Inc., a Minnesota corporation, do hereby certify that the following resolution was duly adopted by the Directors of this corporation at a meeting held April 10, 1995, and that said resolution is still in full force and effect:

     RESOLVED:

            Subject to shareholder approval of the foregoing bonus program amendment, the bonuses payable pursuant to the bonus program for senior officers, as amended, in respect of fiscal 1996 shall be in amounts equal to the percentage of each officer's base salary set forth opposite the level of actual net income for fiscal 1996, as listed below; provided, however, that the Chief Executive Officer and the President, acting unanimously, shall be authorized in their discretion to reduce the bonus payable to a senior officer to the extent of 50% of the amount thereof for the failure of such officer to achieve his or her individual goals for fiscal 1996:

            Actual
            Net Income                        % Of Base Salary
            ----------                        ----------------
            At least Budget                            25%
            At least 110.6% of Budget                  30%
            At least 121.1% of Budget                  35%
            At least 131.6% of Budget                  40%
            At least 142.0% of Budget                  45%
            At least 152.5% of Budget                  50%
            At least 162.9% of Budget                  55%
            At least 173.4% of Budget                  60%



Dated: May 17, 1995.



                                           /s/ Elliot S. Kaplan
                                           -------------------------------
                                           Elliot S. Kaplan
                                           Secretary